                SECOND PER CLAIMANT WORKERS' COMPENSATION EXCESS
                             REINSURANCE AGREEMENT


This Agreement is made and entered into by and between AMERICAN INTERSTATE INSURANCE COMPANY, and SILVER OAK CASUALTY, INC., both of De Ridder, Louisiana (hereinafter together called the "Company") and the Reinsurer specifically identified on the signature page of this Agreement (hereinafter called the "Reinsurer").


                                   ARTICLE 1

BUSINESS REINSURED

This Agreement is to indemnify the Company in respect of the net excess liability as a result of any loss or losses which may occur during the term of this Agreement under any Policies classified by the Company as statutory Workers' Compensation business including Longshore and Harbor Workers' Compensation Act in force, written or renewed by or on behalf of the Company, subject to the terms and conditions herein contained.


                                   ARTICLE 2

COVER

The Reinsurer will be liable in respect of each and every Loss Occurrence, each and every person, for the Ultimate Net Loss over and above an initial Ultimate Net Loss of $5,000,000 each and every Loss Occurrence, each and every person, subject to a limit of liability to the Reinsurer of $5,000,000 each and every Loss Occurrence, each and every person and further subject to an annual aggregate recovery limit of liability to the Reinsurer of $20,000,000 for each Agreement Year during the Agreement period for any and all losses under this Agreement.

Recoveries from the Company's underlying Casualty Excess Reinsurance Agreement(s) and underlying Per Person Excess Reinsurance Agreement(s) will not be deducted when establishing Ultimate Net Loss for purposes of this Agreement.

This Agreement will not cover losses reported to the Reinsurer after June 30, 2001, for the first Agreement Year and June 30, 2002, for the second Agreement Year during the Agreement period.


                                   ARTICLE 3

TERM

This Agreement shall become effective at 12:01 a.m., Central Standard Time, July 1, 1995, and shall remain in full force and effect for 24 months, expiring 12:01 am., Central Standard Time, July 1, 1997.

Notwithstanding the July 1, 1997 expiration date, the Company or the Reinsurer shall have the option to terminate this Agreement as of July 1, 1996, by giving 90 days' prior notice in writing via either Certified or Registered Mail, return receipt requested, for either of the following reasons:

A. The Reinsurer's ability to underwrite the subject business is materially reduced;

B.       There is a material change in the Company's underwriting policy.

Upon expiration or termination of this Agreement, the Reinsurer's liability will cease for all losses occurring subsequent to the date of expiration or termination.

Notwithstanding the above, the Company has the option to have this Agreement expire or terminate on a run-off basis in which case the Reinsurer will continue to cover all Policies coming within the scope of this Agreement, including those written or renewed during the period of notice, until the natural expiration or anniversary of such Policies, whichever occurs first, but in no event longer than 12 months, plus odd time, not to exceed 15 months in all from the date of the expiration or termination of this Agreement. Terms for this run-off coverage to be agreed at the time of expiration or termination of this Agreement.


                                   ARTICLE 4

TERRITORY

This Agreement applies to losses arising out of Policies written in the United States of America, its territories and possessions, Puerto Rico and Canada, wherever occurring.


                                   ARTICLE 5

EXCLUSIONS

This Agreement does not cover:

A.       Employers' Liability

B. Occupational Disease unless arising from a single event of not more than 48 hours' duration and which also involves traumatic injury or death, as specified in the definition of Loss Occurrence.

C.       Cumulative Trauma.

D.       Extra Contractual Obligations

E.       Jones Act.

F.       Nuclear Accidents.

G. Insolvency Funds, Pools, Associations and Syndicates, except losses from Assigned Risk Plans or similar plans are not excluded.

H.       Assumed Reinsurance, except:

         1.      Agency Reinsurance until natural expiration of policies

         2. Reinsurance on an occasional individual risk where all underwriting and servicing, including claims handling, is done by the Company.

I.       War.

J.       Professional Sports Teams.

K.       Commercial Airlines (airline personnel only).

                                   ARTICLE 6

PREMIUM

A. The Company will pay the Reinsurer a deposit premium of $XXXX* for the first Agreement Year during the Agreement period, payable quarterly in advance in the amount of $XXXX* on July 1, 1995, October 1, 1995, January 1, 1996, and April 1, 1996.

B. Within 60 days following the expiration of the first Agreement Year during the Agreement period, the Company will calculate a premium at a rate of XXXX%* multiplied by the Company's Gross Net Earned Premium Income. Should the premium so calculated exceed the deposit premium paid in accordance with Paragraph A. above, the Company will immediately pay the Reinsurer the difference. Should the premium so calculated be less than the deposit premium, the Reinsurer will immediately pay the Company the difference subject to a minimum premium of $XXXX*.

C. The minimum and deposit premium for the subsequent Agreement Year will be based on the same percentage used to develop the minimum and deposit premium for the first Agreement Year.


                                   ARTICLE 7

REPORTS

Within 60 days following the expiration of each Agreement Year during the Agreement period, the Company will furnish the Reinsurer with:

A. Gross Net Earned Premium Income of the Company for the Agreement Year during the Agreement period.

B. Any other information which the Reinsurer may require to prepare its Annual Statement which is reasonably available to the Company.


                                   ARTICLE 8

DEFINITIONS

A. The term "Ultimate Net Loss" as used in this Agreement shall mean the actual loss paid by the Company or for which the Company becomes liable to pay, such loss to include expenses of litigation and interest, and all other loss expense of the Company including subrogation, salvage, and recovery expenses (office expenses and salaries of officials and employees not classified as loss adjusters are not chargeable as expenses for purposes of this paragraph), but salvages and all recoveries, including recoveries under all reinsurances which inure to the benefit of this Agreement (whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.

         All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.





- ----------------------------------
         * Confidential treatment has been requested.

         For purposes of this definition, the phrase "becomes liable to pay" shall mean the existence of a judgment which the Company does not intend to appeal, or a release has been obtained by the Company, or the Company has accepted a proof of loss.

         Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company's Ultimate Net Loss has been ascertained.

B. The term "Loss Occurrence" as used in this Agreement shall mean any one disaster or casualty or loss or series of disasters or casualties or losses arising out of or caused by one event, except that:

         As respects an occupational or other disease suffered by an employee for which the employer is liable, such occupational or other disease shall not be covered under this Agreement unless as a result of an event of not exceeding 48 hours' duration, and which also involves traumatic injury or death. For purposes of this Agreement, a 48 hour event will be deemed as one loss occurrence.

C. The term "Agreement Year" as used in this Agreement shall mean the 12 consecutive months commencing with each July 1 during the Agreement period.

D. The term "Gross Net Earned Premium Income" as used in this Agreement shall mean gross earned premium income on business the subject of this Agreement less earned premium income paid for reinsurances, recoveries under which would inure to the benefit of this Agreement.

E. The term "Policy" as used in this Agreement shall mean any binder, policy, or contract of insurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.


                                   ARTICLE 9

Commutation

It is understood that at anytime following the expiration of the Agreement period, but in no case later than June 30, 2002, the Company shall submit a statement listing amounts paid, and reserved, in respect of all reinsurance incurred losses. This statement shall form the basis of a final agreed value for all such losses for all reinsurers. The amounts of reserves contained therein shall be determined by employing one of the following alternatives:

A.       A calculation based on the following criteria:

         1. In respect of all "index linked" indemnity benefits, annuity values shall be calculated based upon applicable statutes.

         2. In respect of all unindexed indemnity benefits annuity values shall be calculated based upon an annual discount rate of 5%.

         3. In respect of all future medical costs, an annuity calculation shall be based upon the Company's evaluation of long term medical care and rehabilitation requirements, using an annual discount rate of 0%, and an annual escalation rate of 2%.

         4. Where applicable, impaired life expectancy, survivors life expectancy, as well as remarriage probability shall be reflected in the calculation by employing tables required by applicable statutes.

B. The Company may determine the agreed value by purchasing (or obtaining a quotation for) an annuity from an annuity carrier who is "A+" Class VIII or better rated by A.M. Best.

This statement, duly signed by the Company, shall then be deemed to be the full and final statement of all known and unknown losses and the Reinsurer shall promptly pay the Company any amounts that may be shown to be due. Notwithstanding the above, such statement (whether involving payment of claims under this Agreement or not) shall constitute a complete release of liability of the Reinsurers in respect of the term of this Agreement in respect of all known and unknown losses.

Notwithstanding the above, the Company and Reinsurer by mutual agreement, can delay the commutation of any named loss or losses beyond June 30, 2002. Under such circumstances, and prior to June 30, 2002, the Company will advise the Reinsurer of losses that should not be subject to commutation at June 30, 2002. The Reinsurer will continue to carry an appropriate reserve on its books and/or pay any recoveries under this Agreement until such time as an agreement to commute is reached or until the loss or losses are paid and settled.

This Commutation Clause shall survive the expiration or termination of this Agreement.


                                   ARTICLE 10

NET RETAINED LINES

This Agreement applies only to that portion of any insurances or reinsurances covered by this Agreement which the Company retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount in excess of which this Agreement attaches, only loss or losses in respect of that portion of any insurances or reinsurances which the Company retains net for its own account shall be included, it being understood and agreed that the amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurers, whether specific or general, any amounts which may have become due from them whether such inability arises from the insolvency of such other reinsurers or otherwise.

However, it is understood that the Company may carry quota share or excess of loss reinsurance on its net retained liability and such quota share or excess of loss reinsurance will be disregarded for purposes of this Agreement.


                                   ARTICLE 11

CURRENCY

The currency to be used for all purposes of this Agreement shall be United States of America currency.


                                   ARTICLE 12

LOSS FUNDING

With respect to losses, funding will be in accordance with the attached Loss Funding Clause No. 13-01.2. However, if the above method of funding is unacceptable to the regulatory body of the jurisdiction where the Company is domiciled, the Reinsurer will furnish an outstanding cash advance or funds held in trust as an alternative method of funding.

                                   ARTICLE 13

TAXES

The Company will be liable for taxes (except Federal Excise Tax) on premiums reported to the Reinsurer hereunder.

Federal Excise Tax applies only to those Reinsurers, excepting Underwriters at Lloyd's, London and other Reinsurers exempt from the Federal Excise Tax, who are domiciled outside the United States of America.

The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax 1% of the premium payable hereon to the extent such premium is subject to Federal Excise Tax.

In the event of any return of premium becoming due hereunder, the Reinsurer will deduct 1% from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government.


                                   ARTICLE 14

NOTICE OF LOSS AND LOSS SETTLEMENTS

The Company will advise the Reinsurer promptly of all claims which in the opinion of the Company may involve the Reinsurer and of all subsequent developments on these claims which may materially affect the position of the Reinsurer.

The Reinsurer agrees to abide by the loss settlements of the Company, provided that retroactive extension of Policy terms or coverages made voluntarily by the Company and not in response to court decisions (whether such court decision is against the Company or other companies affording the same or similar coverages) will not be covered under this Agreement.

When so requested the Company will afford the Reinsurer an opportunity to be associated with the Company, at the expense of the Reinsurer, in the defense of any claim or suit or proceeding involving this reinsurance and the Company will cooperate in every respect in the defense of such claim, suit or proceeding.

The Reinsurer will pay its share of loss settlements immediately upon receipt of proof of loss from the Company.

This Agreement will not cover losses reported to the Reinsurer after June 30, 2001, for the first Agreement Year and June 30, 2002, for the second Agreement Year during the Agreement period.


                                   ARTICLE 15

DELAY, OMISSION OR ERROR

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, providing such delay, omission or error is rectified upon discovery.

Nevertheless, this Article shall not apply with respect to loss reports rendered to the Reinsurer beyond the period required to afford coverage in accordance with the NOTICE OF LOSS AND LOSS SETTLEMENTS ARTICLE.

                                   ARTICLE 16

INSPECTION

The Company shall place at the disposal of the Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect, through its authorized representative, all books, records and papers of the Company in connection with any reinsurance hereunder or claims in connection herewith.


                                   ARTICLE 17

ARBITRATION

Any irreconcilable dispute between the parties to this Agreement will be arbitrated in Dallas, Texas in accordance with the attached Arbitration Clause No. 22-01.1.


                                   ARTICLE 18

SERVICE OF SUIT

The attached Service of Suit Clause No. 20-01.5 - U.S.A. will apply to this Agreement.


                                   ARTICLE 19

INSOLVENCY

In the event of the insolvency of the Company, the attached Insolvency Clause No. 21-01 1/1/86 will apply.


                                   ARTICLE 20

INTERMEDIARY

Sedgwick Re, Inc. is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications, including notices, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages and loss settlements relating thereto shall be transmitted to the Reinsurer or the Company through Sedgwick Re, Inc., 1501 Fourth Avenue, Suite 1400, Seattle, Washington 98101. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed only to constitute payment to the Company to the extent that such payments are actually received by the Company.

                                   ARTICLE 21

PARTICIPATION:   SECOND PER CLAIMANT WORKERS' COMPENSATION EXCESS REINSURANCE
                 AGREEMENT EFFECTIVE:  July 1, 1995

This Agreement obligates the Reinsurer for __________% of the interests and liabilities set forth under this Agreement.

The participation of the Reinsurer in the interests and liabilities of this Agreement shall be separate and apart from the participations of other reinsurers and shall not be joint with those of other reinsurers, and the Reinsurer shall in no event participate in the interests and liabilities of other reinsurers.

IN WITNESS WHEREOF, the parties hereto, by their authorized representative, have executed this Agreement as of the following dates:


                            PARTICIPATING REINSURERS
              -------------------------------------------------------
              CIGNA Re Corporation
                Indemnity Insurance Company of North America   25.00%
              IOA Re
                Continental Casualty Company                   20.00%
              Northwestern National Life Insurance Company 25.00% Reinsurance Management Services, Inc.
                Federal Insurance Company                      30.00%
                                                               ------
              Total                                           100.00%


Upon completion of Reinsurers' signing, fully executed signature pages will be forwarded to you for the completion of your file.

                                   ARTICLE 21

PARTICIPATION:   SECOND PER CLAIMANT WORKERS' COMPENSATION EXCESS REINSURANCE
                 AGREEMENT EFFECTIVE:  July 1, 1995

This Agreement obligates the Reinsurer for 25.00% of the interests and liabilities set forth under this Agreement.

The participation of the Reinsurer in the interests and liabilities of this Agreement shall be separate and apart from the participations of other reinsurers and shall not be joint with those of other reinsurers, and the Reinsurer shall in no event participate in the interests and liabilities of other reinsurers.

IN WITNESS WHEREOF, the parties hereto, by their authorized representatives, have executed this Agreement as of the following dates:

In Philadelphia, Pennsylvania, this ______ day of ______________________, 1995.


                                 CIGNA RE CORPORATION
                                 For and on behalf of
                                 INDEMNITY INSURANCE COMPANY OF NORTH AMERICA


                                 By
                                   -------------------------------------------
                                                  (signature)

                                   -------------------------------------------
                                                    (name)

                                   -------------------------------------------
                                                    (title)

                                   ARTICLE 21

PARTICIPATION:   SECOND PER CLAIMANT WORKERS' COMPENSATION EXCESS
                 REINSURANCE AGREEMENT
                 EFFECTIVE:  July 1, 1995

This Agreement obligates the Reinsurer for 20.00% of the interests and liabilities set forth under this Agreement.

The participation of the Reinsurer in the interests and liabilities of this Agreement shall be separate and apart from the participations of other reinsurers and shall not be joint with those of other reinsurers, and the Reinsurer shall in no event participate in the interests and liabilities of other reinsurers.

IN WITNESS WHEREOF, the parties hereto, by their authorized representatives, have executed this Agreement as of the following dates:

In Philadelphia, Pennsylvania, this ______ day of ______________________, 1995.


                                 IOA RE INC.
                                 For and on behalf of
                                 CONTINENTAL CASUALTY COMPANY
                                 Chicago, Illinois

                                 By
                                   -------------------------------------------
                                                  (signature)

                                   -------------------------------------------
                                                    (name)

                                   -------------------------------------------
                                                    (title)

                                   ARTICLE 21

PARTICIPATION:   SECOND PER CLAIMANT WORKERS' COMPENSATION EXCESS
                 REINSURANCE AGREEMENT
                 EFFECTIVE:  July 1, 1995

This Agreement obligates the Reinsurer for 25.00% of the interests and liabilities set forth under this Agreement.

The participation of the Reinsurer in the interests and liabilities of this Agreement shall be separate and apart from the participations of other reinsurers and shall not be joint with those of other reinsurers, and the Reinsurer shall in no event participate in the interests and liabilities of other reinsurers.

IN WITNESS WHEREOF, the parties hereto, by their authorized representatives, have executed this Agreement as of the following dates:

In Minneapolis, Minnesota, this ______ day of ______________________, 1995.


                                 NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY
                                 Minneapolis, Minnesota


By                               By
  ------------------------------    -------------------------------------------
           (signature)                            (signature)

  ------------------------------    -------------------------------------------
           (name)                                   (name)

  ------------------------------    -------------------------------------------
           (title)                                  (title)

                                   ARTICLE 21

PARTICIPATION:   SECOND PER CLAIMANT WORKERS' COMPENSATION EXCESS
                 REINSURANCE AGREEMENT
                 EFFECTIVE:  July 1, 1995

This Agreement obligates the Reinsurer for 30.00% of the interests and liabilities set forth under this Agreement.

The participation of the Reinsurer in the interests and liabilities of this Agreement shall be separate and apart from the participations of other reinsurers and shall not be joint with those of other reinsurers, and the Reinsurer shall in no event participate in the interests and liabilities of other reinsurers.

IN WITNESS WHEREOF, the parties hereto, by their authorized representative, have executed this Agreement as of the following dates:

In Wayne, New Jersey, this ______ day of ______________________, 1995.


                                 REINSURANCE MANAGEMENT SERVICES, INC.
                                 For and on behalf of
                                 FEDERAL INSURANCE COMPANY
                                 Indianapolis, Indiana


                                 By
                                   -------------------------------------------
                                                  (signature)

                                   -------------------------------------------
                                                    (name)

                                   -------------------------------------------
                                                    (title)
and in De Ridder, Louisiana, this ______ day of ______________________, 1995.


                                 AMERICAN INTERSTATE INSURANCE COMPANY
                                 For and on behalf of
                                 AMERICAN INTERSTATE INSURANCE COMPANY
                                 SILVER OAK CASUALTY, INC.



                                 By
                                   -------------------------------------------
                                                  (signature)

                                   -------------------------------------------
                                                    (name)

                                   -------------------------------------------
                                                    (title)


          SECOND PER CLAIMANT WORKERS' COMPENSATION EXCESS REINSURANCE AGREEMENT

                                   issued to

                     AMERICAN INTERSTATE INSURANCE COMPANY
                           SILVER OAK CASUALTY, INC.

and in De Ridder, Louisiana, this ______ day of ______________________, 1995.


                                 AMERICAN INTERSTATE INSURANCE COMPANY
                                 For and on behalf of
                                 AMERICAN INTERSTATE INSURANCE COMPANY
                                 SILVER OAK CASUALTY, INC.



                                 By
                                   -------------------------------------------
                                                  (signature)

                                   -------------------------------------------
                                                    (name)

                                   -------------------------------------------
                                                    (title)


          SECOND PER CLAIMANT WORKERS' COMPENSATION EXCESS REINSURANCE AGREEMENT

                                   issued to

                     AMERICAN INTERSTATE INSURANCE COMPANY
                           SILVER OAK CASUALTY, INC.

                      NUCLEAR INCIDENT EXCLUSION CLAUSE -
                        LIABILITY - REINSURANCE - U.S.A.

(Wherever the word "Reassured" appears in this clause, it shall be deemed to read "Reassured," "Reinsured," "Company," or whatever other word is employed throughout the text of the reinsurance agreement to which this clause is attached to designate the company or companies reinsured.)

(1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

    LIMITED EXCLUSION PROVISION.*

      I. It is agreed that the policy does not apply under any liability coverage,

            to  injury, sickness, disease, death or destruction
                bodily injury or property damage                  with respect
                                                                  to which an
                                                                  insured under
                                                                  the policy is
                                                                  also an

            insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

     II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

    III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

            (a)     become effective on or after 1st May, 1960, or

            (b) become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph
                    (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following the approval of the Limited Exclusion provision by the Governmental Authority having jurisdiction thereof.

    (3) Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

        Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

    BROAD EXCLUSION PROVISION.*

    It is agreed that the policy does not apply:

      I.    Under any Liability Coverage, to      injury, sickness,
                                                  disease, death or destruction
                                                  bodily injury or property
                                                  damage

            (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

            (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

     II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to  immediate medical or surgical relief
                first aid,                                 to expenses
                                                           incurred with respect

            to  bodily injury, sickness, disease or death
                bodily injury                               resulting from the
                                                            hazardous properties
                                                            of nuclear material
                                                            and

            arising out of the operation of a nuclear facility by any person or organization.

    III.    Under any Liability Coverage, to       injury, sickness, disease,
                                                   death or destruction bodily
                                                   injury or property damage
            resulting from the hazardous properties of nuclear material, if

            (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

            (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

            (c)     the           injury, sickness, disease, death or
                                  destruction bodily injury or property damage arises out of the furnishing by an insured of services,

            materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories or possessions or Canada, this exclusion (c) applies only to injury to or destruction of property at such nuclear facility.
                                  property damage to such nuclear facility and any property thereat.

     IV.    As used in this endorsement:

            "HAZARDOUS PROPERTIES" include radioactive, toxic or explosive properties; "NUCLEAR MATERIAL" means source material, special nuclear material or byproduct material; "SOURCE MATERIAL," "SPECIAL NUCLEAR MATERIAL," and "BYPRODUCT MATERIAL" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "SPENT FUEL" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "WASTE" means any waste material (1) containing byproduct material other than tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content, and (2) resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition of nuclear facility; "NUCLEAR FACILITY" means

            (a)     any nuclear reactor,

            (b) any equipment or device designed or sued for (1) separating the isotopes of uranium of plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

            (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or devices is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

            (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

            and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "NUCLEAR REACTOR" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

            With respect to injury to or destruction of property, the word "injury" or destruction "property damage" includes all forms of radioactive contamination of property. includes all forms of radioactive contamination of property.

      V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

             (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

            (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

            until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

    (4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.


- --------------------------------------------------------------------------------
    * NOTE:  The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.
- --------------------------------------------------------------------------------

                      NUCLEAR INCIDENT EXCLUSION CLAUSE -
                        LIABILITY - REINSURANCE - CANADA


    1. This Agreement does not cover any loss or liability accruing to the Company as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

    2. Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Company, whether new, renewal or replacement, of the following classes, namely.
                    Personal Liability.
                    Farmers Liability.
                    Storekeepers Liability.
which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision:

    LIMITED EXCLUSION PROVISION.

        This Policy does not apply to bodily injury or property damage with respect to which the Insured is also insured under a contract of nuclear energy liability insurance (whether the insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limits of liability.

        With respect to property, loss of use of such property shall be deemed to be property damage.

    3. Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Company, whether new, renewal or replacement, of any class whatsoever (other than Personal Liability, Farmers Liability, Storekeepers Liability or Automobile Liability contracts), which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision of:

    BROAD EXCLUSION PROVISION.

        It is agreed that this Policy does not apply:

        (a) to liability imposed by or arising under the Nuclear Liability Act; nor

        (b) to bodily injury or property damage with respect to which an Insured under this Policy is also insured under a contract of nuclear energy liability insurance (whether the insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other insurer or group or pool of insurers or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; nor

        (c) to bodily injury or property damage resulting directly or indirectly from the nuclear energy hazard arising from:

                (i) the ownership, maintenance, operation or use of a nuclear facility by or on behalf of an Insured;
                (ii) the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and
                (iii) the possession, consumption, use, handling, disposal or transportation of fissionable substances, or of other radioactive material (except radioactive isotopes, away from a nuclear facility, which have reached the final stage of fabrication so as to be useable for any scientific, medical, agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.

        As used in this Policy:
        1. The term "nuclear energy hazard" means the radioactive, toxic, explosive, or other hazardous properties of radioactive material;
        2. The term "radioactive material" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances that the Atomic Energy Control Board may, by regulation, designate as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy;
        3.  The term "nuclear facility" means:
            (a) any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;
            (b) any equipment or device designed or used for (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing or utilizing spent fuel, or (iii) handling, processing or packaging waste;
            (c) any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

            (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste radioactive material;

            and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations.

        4. The term "fissionable substance" means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.

        5. With respect to property, loss of use of such property shall be deemed to be property damage.

                                  LOSS FUNDING

This clause is only applicable to those Reinsurers who cannot qualify for credit by the State having jurisdiction over the Company's loss reserves.

As regards policies or bonds issued by the Company coming within the scope of this Agreement, the Company agrees that when it shall file with the insurance department or set up on its books reserves for losses covered hereunder which it shall be required to set up by law it will forward to the Reinsurer a statement showing the proportion of such loss reserves which is applicable to them.

The Reinsurer hereby agrees that it will apply for and secure delivery to the Company a clean irrevocable and unconditional Letter of Credit issued by a bank chosen by the Reinsurer and acceptable to the appropriate insurance authorities, in an amount equal to the Reinsurer's proportion of the loss reserves in respect of known outstanding losses that have been reported to the Reinsurer and allocated loss expenses relating thereto as shown in the statement prepared by the Company. Under no circumstances shall any amount relating to reserves in respect of losses or loss expenses Incurred But Not Reported be included in the amount of the Letter of Credit.

The Letter of Credit shall be "Evergreen" and shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless thirty (30) days prior to any expiration date, the bank shall notify the Company by certified or registered mail that it elects not to consider the Letter of Credit extended for any additional period.

The Company, or its successors in interest, undertakes to use and apply any amounts which it may draw upon such Credit pursuant to the terms of the Agreement under which the Letter of Credit is held, and for the following purposes only:

    (a) To pay the Reinsurer's share or to reimburse the Company for the Reinsurer's share of any liability for loss reinsured by this Agreement, the payment of which has been agreed by the Reinsurer and which has not otherwise been paid.

    (b) To make refund of any sum which is in excess of the actual amount required to pay the Reinsurer's share of any liability reinsured by this Agreement.

    (c) In the event of expiration of the Letter of Credit as provided for above, to establish deposit of the Reinsurer's share of known and reported outstanding losses and allocated expenses relating thereto under this Agreement. Such cash deposit shall be held in an interest bearing account separate from the Company's other assets, and interest thereon shall accrue to the benefit of the Reinsurer. It is understood and agreed that this procedure will be implemented only in exceptional circumstances and that, if it is implemented, the Company will ensure that a rate of interest is obtained for the Reinsurers on such a deposit account that is at least equal to the rate which would be paid by Citibank N.A. in New York, and further that the Company will account to the Reinsurers on an annual basis for all interest accruing on the cash deposit account for the benefit of the Reinsurer.

The bank chosen for the issuance of the Letter of Credit shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

At annual intervals, or more frequently as agreed but never more frequently than semiannually, the Company shall prepare a specific statement, for the sole purpose of amending the Letter of Credit, of the Reinsurer's share of known and reported outstanding losses and allocated expenses relating thereto. If the statement shows that the Reinsurer's share of such losses and allocated loss expenses exceeds the balance of credit as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Company of an amendment of the Letter of Credit increasing the amount of credit by the amount of such difference. If, however, the statement shows that the Reinsurer's share of known and reported outstanding losses plus allocated loss expenses relating thereto is less than the balance of credit as of the statement date, the Company shall, within thirty (30) days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

NOTE: --Wherever used herein the terms:

    "Company" shall be understood to mean "Company," "Reinsured," "Reassured" or whatever other term is used in the attached reinsurance agreement to designate the reinsured company. "Agreement" shall be understood to mean "Contract," "Agreement," "Policy" or whatever other term is used to designate the attached reinsurance document. "State" shall be understood to mean the state, province or Federal authority having jurisdiction over the Company's loss reserves.

                               ARBITRATION CLAUSE

As a condition precedent to any right of action hereunder, any irreconcilable dispute between the parties to this Agreement will be submitted for decision to a board of arbitration composed of two arbitrators and an umpire.

Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one party to the other within a reasonable time after the dispute has arisen.

The members of the board of arbitration shall be active or retired disinterested officials of insurance or reinsurance companies, or Underwriters at Lloyd's, London, not under the control or management of either party to this Agreement. Each party shall appoint its arbitrator and the two arbitrators shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within four weeks after being requested to do so by the claimant, the latter shall also appoint the second arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire within four weeks after their nominations, each of them shall name three, of whom the other shall decline two, and the decision shall be made by drawing lots.

The claimant shall submit its initial brief within 45 days from appointment of the umpire. The respondent shall submit its brief within 45 days thereafter and the claimant may submit a reply brief within 30 days after filing of the respondent's brief.

The board shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The board shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross-examination and rebuttal shall be allowed. The board shall make its decision within 60 days following the termination of the hearing unless the parties consent to an extension. The majority decision of the board shall be final and binding upon all parties to the proceeding. Judgment may be entered upon the award of the board in any court having jurisdiction.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the board.

NOTE: --Wherever used herein, the term "Company" shall be understood to mean
    "Reinsured," "Reassured" or whatever other term is used in the attached Agreement to designate the reinsured company. The term "Agreement" shall be understood to mean "Contract," "Policy" or whatever other term is used to designate the attached reinsurance document.

                                SERVICE OF SUIT

This Clause applies only to a reinsurer domiciled outside the United States of America or should the Company be authorized to do business in the State of New York, a reinsurer unauthorized in New York as respects suits instituted in New York.

It is agreed that in the event of the failure of the Reinsurer hereon to pay any amount claimed to be due hereunder, the Reinsurer hereon, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Clause constitutes or should be understood to constitute a waiver of the Reinsurer's right to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States district court or to seek a transfer of a case to another court as permitted by the laws of the United States of any state in the United States.

It is further agreed that service of process in such suit may be made upon Messrs. Mendes & Mount, 750 Seventh Avenue, New York, New York 10019-6829 and that in any suit instituted against the Reinsurer upon this Agreement, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereon hereby designates the superintendent, commissioner or director of insurance or other officer specified for that purpose in the statute or his successor or successors in office as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

NOTE: --Wherever used herein the terms:

    "Company" shall be understood to mean "Company," "Reinsured," "Reassured" or whatever other term is used in the attached reinsurance Agreement to designate the reinsured company. "Agreement" shall be understood to mean "Contract," "Agreement," "Policy" or whatever other term is used to designate the attached reinsurance document.

                               INSOLVENCY CLAUSE

In the event of the insolvency of the Company, reinsurance under this Agreement shall be payable by the Reinsurer on the basis of the liability of the Company under Policy or Policies reinsured without diminution because of the insolvency of the Company, to the Company or to its liquidator, receiver, or statutory successor except as provided by Section 4118(a) of the New York Insurance Law or except when the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company and when the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees.

It is agreed, however, that the liquidator or receiver or statutory successor of the insolvent Company shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Company on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding when such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

When two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the insolvent Company.

Should the Company go into liquidation or should a receiver be appointed, the Reinsurer shall be entitled to deduct from any sums which may be due or may become due to the Company under this reinsurance Agreement any sums which are due to the Reinsurer by the Company under this reinsurance Agreement and which are payable at a fixed or stated date as well as any other sums due the Reinsurer which are permitted to be offset under applicable law.

NOTE: --Wherever used herein the terms:

    "Company" shall be understood to mean "Company," "Reinsured," "Reassured" or whatever other term is used in the attached reinsurance Agreement to designate the reinsured company. "Agreement" shall be understood to mean "Contract," "Agreement," "Policy" or whatever other term is used to designate the attached reinsurance document.